--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                FORM 8-K/A No. 1

                              --------------------

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 28, 1998


                        CORPORATE OFFICE PROPERTIES TRUST
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Maryland                    0-20047                23-2947217
          --------                    -------                ----------
(State or other jurisdiction of     (Commission             (IRS Employer
       incorporation)               File Number)         Identification Number)


                           401 City Avenue, Suite 615
                              Bala Cynwyd, PA 19004
                            -------------------------
                    (Address of principal executive offices)


                                 (610) 538-1800
                            -------------------------
              (Registrant's telephone number, including area code)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Item 5.       Other Events

         On September 28, 1998, Corporate Office Properties Trust (the "Company"), through affiliates of Corporate Office Properties, L.P. (the "Operating Partnership"), completed a number of transactions (collectively, the "Completed Transactions") pursuant to agreements (the "Constellation Agreements") with affiliates of Constellation Real Estate Group, Inc. (collectively, "Constellation"), a wholly-owned indirect subsidiary of Baltimore Gas and Electric Company, to acquire certain real property, a mortgage and certain other assets owned by Constellation. Certain property acquisitions covered under the agreements between the Company and Constellation as approved by shareholders of the Company pursuant to its July 22, 1998 proxy statement and related special meeting of shareholders were not completed on September 28, 1998.

         On October 22, 1998, the Company, through affiliates of the Operating Partnership, and pursuant to the Constellation Agreements, acquired a newly-constructed office building located in Columbia, Maryland ("Woodlands One"). Woodlands One was acquired at an aggregate price of $17,928,000, including $328,000 in transaction costs, which was financed as follows: (i) the issuance of 517,923 Common Shares of Beneficial Interest, valued at $5,438,000 ($10.50 per share), (ii) the issuance of 72,509 non-voting Series A Convertible Preferred Shares of Beneficial Interest, $0.01 par value $25.00 liquidation preference, valued at $1,813,000 ($25.00 per share), (iii) $9,533,000 in assumed debt and (iv) $1,144,000 using the Company's cash reserves. The Woodlands One property contains approximately 108,000 square feet and is 100% leased to Green Spring Health Services, Inc. pursuant to a lease which commenced October 22, 1998. Rental revenue under this lease as of September 30, 1998 including estimated expense reimbursements approximates $2,185,000 per annum or $20.23 per square foot.

         On November 13, 1998, the Company, through affiliates of the Operating Partnership, and pursuant to the Constellation Agreements, acquired 100% of the ownership interests in entities which own two office properties currently under construction (the "Constellation Construction Properties"). The purchase price and closing costs of the Constellation Construction Properties totaled approximately $7.2 million, including $27,000 in transaction costs. The acquisition was completed with the assumption of approximately $2.0 million in debt and the balance paid in cash using proceeds from the Company's existing senior revolving credit facility with Bankers Trust Company. The Constellation Construction Properties are located in the Baltimore/Washington corridor, adjacent to certain other properties acquired by the Company from Constellation. Construction is anticipated to be completed by August 1999, at which time the two buildings will have rentable square footage of approximately 106,000 and 93,000. As of December 11, 1998, a lease was signed for approximately 35,000 square feet in one of the buildings.

         Certain property acquisitions covered under the agreements between the Company and Constellation as approved by shareholders of the Company pursuant to its July 22, 1998 proxy statement and related special meeting of shareholders were not completed on December 11, 1998 (collectively, the "Pending Transactions"). The Pending Transactions include the following:

         (i) Acquisition of 100% of the ownership interests in an entity which owns a newly-constructed operating office property; and

         (ii) Acquisition of 100% ownership interest in an entity which owns a retail property (on which construction is nearing completion).

         The acquisition in Item (i) above is anticipated to occur in December 1998. The acquisition described in Item (ii) above is subject to the attainment of certain financial thresholds and other contingencies and, accordingly, may not occur.

         The property covered under the acquisition agreements between the Company and Constellation as approved by shareholders of the Company pursuant to its July 22, 1998 proxy statement also included a 60% ownership interest in an entity which owns a retail property currently under construction. The agreement to acquire this property was terminated at the election of the Company by mutual agreement with Constellation; therefore, this acquisition will not occur.

         On October 22, 1998, the Company obtained a nonrecourse loan from Teachers Insurance and Annuity Association of America (the "TIAA Loan"). The total commitment under the TIAA Loan is $85.0 million, of which $76.2 million was advanced on October 22, 1998 (the "First Disbursement"). The proceeds of the First Disbursement were used as follows: (i) $27,181,000 was used to pay off certain of the assumed debt associated with the Constellation Transaction, (ii) $9,533,000 was used to pay off debt associated with the acquisition of Woodlands One, (iii) $38.5 million was used to pay down the Credit Facility, (iv) $723,000 was used to pay closing costs associated with the TIAA Loan and Woodlands One acquisition and (v) $263,000 was applied to the Company's cash reserves. The remaining $8.8 million of the loan commitment (the "Second Disbursement") will be advanced upon the Company's acquisition of an additional commercial office building from Constellation. The TIAA Loan bears interest at a fixed rate of 6.89% per annum and provides for monthly payments of principal and interest of $533,000 prior to the Second Disbursement and $595,000 thereafter. The TIAA Loan matures on November 1, 2008 and may not be prepaid prior to November 30, 2003.

         The following schedule presents the material terms of the assumed debt which was not repaid from the TIAA Loan proceeds as of September 30, 1998:


                                          Amount       Interest                            Maturity
       Lender                             Assumed        Rate            Terms               Date
       ------                             -------        ----            -----               ----
Security Life of Denver Insurance Co.   $ 9,555,574      7.5%      Monthly Principal and   10/31/05
                                                                   Interest of $73,899
Bank of America                           9,982,685     LIBOR +    Monthly Principal of     1/15/99
                                                          2%       $35,253 Plus Interest
Mercantile-Safe Deposit and Trust Co.     8,437,989     Prime +    Monthly Principal and    7/01/99
                                                         1/2%      Interest of $65,922
Provident Bank of Maryland                2,927,680     LIBOR +    Monthly Principal of     9/01/00
                                        -----------      1.75%     $6,780 Plus Interest
                                        $30,903,928
                                        -----------
                                        -----------


Item 7.       Financial Statements and Exhibits

         (a)  Financial Statements of Businesses Acquired

              The financial statements of the Constellation Properties and the Constellation Service Companies are included herein. See pages F-15 through F-33.

         (b)  Pro Forma Financial Information

              The pro forma condensed consolidating financial statements of the Company are included herein. See pages F-1 through F-14.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 11, 1998


                                   CORPORATE OFFICE PROPERTIES TRUST


                                    By:   /s/ Randall M. Griffin
                                          -----------------------
                                    Name: Randall M. Griffin
                                    Title: President and
                                           Chief Operating Officer


                                    By:   /s/ Roger A. Waesche, Jr.
                                          -------------------------
                                    Name: Roger A. Waesche, Jr.
                                    Title: Senior Vice President - Finance

                        CORPORATE OFFICE PROPERTIES TRUST
                          INDEX TO FINANCIAL STATEMENTS


I.  PRO FORMA CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF THE COMPANY

         Pro Forma Condensed Consolidating Balance Sheet as of September 30, 1998                    F-5

         Pro Forma Condensed Consolidating Statement of Operations for the Year
         Ended December 31, 1997                                                                     F-6

         Pro Forma Condensed Consolidating Statement of Operations for the
         Nine Months Ended September 30, 1998                                                        F-7

         Notes and Management's Assumptions to Pro Forma Condensed
         Consolidating Financial Information                                                         F-8


II.  CONSTELLATION PROPERTIES

         Report of Independent Accountants                                                          F-15

         Combined Statements of Revenue and Certain Expenses from January 1,
         1998 through September 27, 1998 (unaudited) and
         for the Year Ended December 31, 1997                                                       F-16

         Notes to Combined Statement of Revenue and Certain Expenses                                F-17

III. CONSTELLATION SERVICE COMPANIES

         Report of Independent Accountants                                                          F-21

         Consolidated Balance Sheets as of September 27, 1998 (unaudited)
         and December 31, 1997 and 1996                                                             F-22

         Consolidated Statements of Operations for the Periods Ended September
         27, 1998 and September 30, 1997 (unaudited)
         and for the Years Ended December 31, 1997, 1996 and 1995                                   F-23

         Consolidated Statements of Equity from January 1, 1998 through
         September 27, 1998 (unaudited) and for the Years Ended December 31,
         1997, 1996 and 1995                                                                        F-24

         Consolidated Statements of Cash Flows for the Periods Ended September
         27, 1998 and September 30, 1997 (unaudited)
         and for the Years Ended December 31, 1997, 1996 and 1995                                   F-25

         Notes to Consolidated Financial Statements                                                 F-26


                        CORPORATE OFFICE PROPERTIES TRUST
             PRO FORMA CONDENSED CONSOLIDATING FINANCIAL INFORMATION

The following sets forth the unaudited pro forma condensed consolidating balance sheet of Corporate Office Properties Trust and its consolidated affiliates, including Corporate Office Properties, L.P. (the "Operating Partnership") as of September 30, 1998, and the unaudited pro forma condensed consolidating statements of operations for the year ended December 31, 1997 and the nine-month period ended September 30, 1998 of the Company (as defined below). Corporate Office Properties Trust and its consolidated affiliates, including the Operating Partnership, are collectively referred to herein as the "Company."

In October 1997, the Operating Partnership acquired partnership interests in a portfolio of ten properties (the "Initial Office Properties"), representing the Mid-Atlantic suburban office operations of The Shidler Group, subject to $100 million of indebtedness (the "Term Credit Facility"). At that time, the Company became the sole general partner of the Operating Partnership, which was formed to acquire and hold the Initial Office Properties. In connection with the acquisition of the Initial Office Properties, the Company issued 600,000 of its common shares of beneficial interest ("Common Shares") and the Operating Partnership issued (or committed to issue) 3,181,818 common partnership units ("Common Units") and 2.1 million preferred partnership units ("Preferred Units" or "Preferred 1997 Units").

The acquisition of the Initial Office Properties is reflected in the Company's historical consolidated balance sheet as of September 30, 1998, and is included in the pro forma condensed consolidating statements of operations as if it occurred on January 1, 1997.

The pro forma condensed consolidating financial information is presented as if the following transactions had been consummated on the earlier of the actual date of consummation or September 30, 1998 for balance sheet purposes, and at the beginning of the period presented for purposes of the statements of operations:

- The consummation of a public offering (the "Offering") on April 27, 1998, in which the Company issued 7,500,000 Common Shares at $10.50 per share and contributed all of the net proceeds to the Operating Partnership in exchange for 7,500,000 Common Units.

- The acquisition of nine multistory office buildings and three office/flex buildings (the "Airport Square Properties") on April 30, 1998.

- The acquisition of two office properties (the "Fairfield Properties") on May 28, 1998.

- The closing of a $100 million, two-year-senior revolving credit facility (the "Revolving Credit Facility") on May 28, 1998 and the borrowing of $23,750,000 under the Revolving Credit Facility to pay a portion of the consideration for the Fairfield Properties.

- The acquisition by the Company on September 28, 1998, from various parties (collectively, "Constellation") of interests in (i) 10 office and 2 retail properties (the "Constellation Properties"); (ii) a 75% ownership interest in a real estate management services entity; and
         (iii) certain equipment, furniture and other assets related to management operations ((ii) and (iii) collectively, the "Constellation Service Companies") for: (a) issuance by the Company of 865,566 non-voting Series A

         Convertible Preferred Shares of Beneficial Interest, $0.01 par value, $25.00 liquidation preference ("Preferred Shares") and 6,182,634 Common Shares; (b) the assumption of debt aggregating $58,085,000 (net of $1,475,000 in debt repaid at settlement); (c) utilization of loan proceeds from the Revolving Credit Facility of $2,100,000, and (d) the payment of $2,485,000 in cash (including $1,475,000 of debt repaid at settlement). The foregoing is referred to herein as the "Constellation Transaction."

- The acquisition by the Company on October 22, 1998, from Constellation of an interest in a newly-constructed office property (the "Woodlands One Property") for: (a) issuance by the Company of 72,509 Preferred Shares and 517,923 Common Shares; (b) the assumption of debt aggregating $9,533,000; and (c) the payment of $1,144,000 in cash.

- The acquisition by the Company on October 13, 1998, from an unrelated party of an interest in an office property ("Riverwood Property") for:
         (a) issuance by the Company of 148,381 Common Units; and (b) the utilization of loan proceeds from the Revolving Credit Facility of $18,842,000.

- The closing of an $85,000,000, ten-year nonrecourse loan (the "TIAA Loan") on October 22, 1998 and the borrowing of $76,200,000 under this loan.

- The contribution by the Company of all the assets acquired in the Constellation Transaction, including the Woodlands One Property, to the Operating Partnership in exchange for 6,700,557 Common Units and 938,075 preferred partnership units ("Preferred Units" or "Preferred 1998 Units").

- The acquisition by the Company on November 13, 1998, from Constellation interests in entities which own two office properties currently under construction (the "Constellation Construction Properties") for: (a) the assumption of debt aggregating $2,000,000; and (b) the utilization of loan proceeds from the Revolving Credit Facility of $5,200,000.

The accompanying pro forma condensed consolidating financial information does not include the effects of the acquisition of one office and one retail property (one of which is newly constructed and one of which is under construction) as the Company has not consummated these acquisitions as of December 11, 1998.

This pro forma condensed consolidating financial information should be read in conjunction with the historical financial statements of the Company and those of the Initial Office Properties, the Airport Square Properties, the Fairfield Properties, the Riverwood Property, the Constellation Properties and the Constellation Service Companies. In management's opinion, all adjustments necessary to reflect the effects of the consummated transactions have been made. This pro forma condensed consolidating financial information is unaudited and is not necessarily indicative of what the actual financial position would have been at September 30, 1998, nor does it purport to represent the future financial position and the results of operations of the Company.

                        Corporate Office Properties Trust
                 Pro Forma Condensed Consolidating Balance Sheet
                            As of September 30, 1998
                                   (Unaudited)
                  (Dollars in thousands, except per share data)




                                               Historical    Riverwood   Woodlands                Retirement of
                                              Consolidated   Property       One        TIAA Loan      Debt
                                                   (A)          (B)      Property(C)      (D)         (E)
Assets
 Net investments in real estate                 $ 434,833    $  20,356   $  17,928    $    -     $     -
 Cash and cash equivalents                          1,906         -         (1,144)      75,555     (75,214)
 Investment in unconsolidated subsidiary, net       2,313         -            -           -           -
 Other assets                                       8,932         -            -            645        -
                                                ---------    ---------   ---------    ---------   ----------
  Total assets                                  $ 447,984    $  20,356   $  16,784    $  76,200   $ (75,214)
                                                ---------    ---------   ---------    ---------   ----------
                                                ---------    ---------   ---------    ---------   ----------

Liabilities and shareholders' equity
Liabilities
 Mortgage loans payable                         $ 205,338    $  18,798   $   9,533    $  76,200   $ (75,214)
 Other liabilities                                  9,659         -          -            -            -
                                                ---------    ---------   ---------    ---------   ----------
  Total liabilities                               214,997       18,798       9,533       76,200     (75,214)
                                                ---------    ---------   ---------    ---------   ----------

Minority interests
 Preferred Units                                   52,500         -          -            -            -
 Common Units                                      23,186        1,558       -            -            -
                                                ---------    ---------   ---------    ---------   ----------
  Total minority interests                         75,686        1,558       -            -            -
                                                ---------    ---------   ---------    ---------   ----------

Shareholders' equity
 Preferred shares of beneficial interest                9         -              1        -            -
 Common shares of beneficial interest                 160         -              5        -            -
 Additional paid in capital                       163,918         -          7,245        -            -
 Accumulated deficit                               (6,786)        -          -            -            -
                                                ---------    ---------   ---------    ---------   ----------
  Total shareholders' equity                      157,301         -         7,251         -            -
                                                ---------    ---------   ---------    ---------   ----------

  Total liabilities and shareholders' equity    $ 447,984    $  20,356   $  16,784    $  76,200   $ (75,214)
                                                ---------    ---------   ---------    ---------   ----------
                                                ---------    ---------   ---------    ---------   ----------



                                               Constellation
                                               Construction
                                                Properties      Pro Forma      Pro Forma
                                                   (F)       Adjustments (G)   Consolidated
Assets
 Net investments in real estate                 $   7,200     $      -          $ 480,317
 Cash and cash equivalents                              -            -              1,103
 Investment in unconsolidated subsidiary, net           -            -              2,313
 Other assets                                           -            -              9,577
                                                ----------    ----------        ---------
  Total assets                                  $   7,200     $      -          $ 493,310
                                                ----------    ----------        ---------
                                                ----------    ----------        ---------

Liabilities and shareholders' equity
Liabilities
 Mortgage loans payable                         $   7,200     $       -         $ 241,855
 Other liabilities                                      -             -             9,659
                                                ----------    ----------        ---------
  Total liabilities                                 7,200             -           251,514
                                                ----------    ----------        ---------

Minority interests
 Preferred Units                                        -             -            52,500
 Common Units                                           -          (12)            24,732
                                                ----------    ----------        ---------
  Total minority interests                              -          (12)            77,232
                                                ----------    ----------        ---------

Shareholders' equity
 Preferred shares of beneficial interest                -           -                  10
 Common shares of beneficial interest                   -           -                 165
 Additional paid in capital                             -          12             171,175
 Accumulated deficit                                    -           -              (6,786)
                                                ----------    ----------        ---------
  Total shareholders' equity                            -          12             164,564
                                                ----------    ----------        ---------
  Total liabilities and shareholders' equity    $   7,200     $     -           $ 493,310
                                                ----------    ----------        ---------
                                                ----------    ----------        ---------



   See accompanying notes and management's assumptions to pro forma financial statements

                        Corporate Office Properties Trust
            Pro Forma Condensed Consolidating Statement of Operations
                      For the Year Ended December 31, 1997
                                   (Unaudited)
                  (Dollars in thousands, except per share data)


                                                                                         Constellation
                                                                                          Transaction,
                                                                                           including
                                                                                         Woodlands One
                                                                       Initial Office,   Property and
                                                                       Airport Square    Constellation
                                                        Historical     and Fairfield     Construction
                                                      Consolidated(A)  Properties(B)     Properties(C)
Revenues:
  Base rents                                          $     6,122      $    23,129       $    14,756
  Tenant reimbursements and other                             496            2,815             2,308
                                                      -----------      -----------       -----------
   Total revenues                                           6,618           25,944            17,064
                                                      -----------      -----------       -----------

Expenses:
 Property operating                                           728            8,029             5,986
 General and administrative                                   533              299               526
 Interest expense                                           2,855            7,388                 -
 Depreciation and amortization                              1,331            2,580                 -
 Termination of Advisory Agreement                          1,353                -                 -
                                                      -----------      -----------       -----------
  Total expenses                                            6,800           18,296             6,512
                                                      -----------      -----------       -----------

Equity in income (loss) of management company                   -                -               (80)
                                                      -----------      -----------       -----------

Income (loss) before minority interests                      (182)           7,648            10,472

Minority interests
 Preferred Units                                             (720)               -                 -
 Common Units                                                 (65)               -                 -
                                                      -----------      -----------       -----------

Net income (loss)                                            (967)           7,648            10,472

Preferred share distributions                                   -               -                  -
                                                      -----------      -----------       -----------

Net income (loss) available to Common Shareholders    $      (967)     $    7,648        $    10,472
                                                      -----------      -----------       -----------
                                                      -----------      -----------       -----------

Net income (loss) per share:  Basic and diluted       $     (0.60)
                                                      -----------
                                                      -----------

Weighted average number of shares-Basic and diluted     1,600,807
                                                      -----------
                                                      -----------




                                                        Riverwood        Pro Forma       Pro Forma
                                                       Property(D)       Adjustments    Consolidated
Revenues:
 Base rents                                            $    1,912       $       -       $    45,919
 Tenant reimbursements and other                              702             201 (E)         6,522
                                                       ----------       ---------       -----------
   Total revenues                                           2,614             201            52,441
                                                       ----------       ---------       -----------

Expenses:
 Property operating                                           676               -            15,419
 General and administrative                                     -               -             1,358
 Interest expense                                               -           7,950 (F)        18,193
 Depreciation and amortization                                  -           6,246 (G)        10,157
 Termination of Advisory Agreement                              -          (1,353)(H)             -
                                                       ----------       ---------       -----------
  Total expenses                                              676          12,843            45,127
                                                       ----------       ---------       -----------

Equity in income (loss) of management company                   -               -               (80)
                                                       ----------       ---------       -----------

Income (loss) before minority interests                     1,938         (12,642)            7,234

Minority interests
 Preferred Units                                                -          (2,692)(I)        (3,412)
 Common Units                                                   -            (272)(I)          (337)
                                                       ----------       ---------       -----------

Net income (loss)                                           1,938         (15,606)            3,485

Preferred share distributions                                   -          (1,290)(I)        (1,290)
                                                       ----------       ---------       -----------

Net income (loss) available to Common Shareholders          1,938       $ (16,896)      $     2,195
                                                       ----------       ---------       -----------
                                                       ----------       ---------       -----------

Net income (loss) per share:  Basic and diluted                                         $      0.13
                                                                                        -----------
                                                                                        -----------

Weighted average number of shares-Basic and diluted                                      16,466,640
                                                                                        -----------
                                                                                        -----------


   See accompanying notes and management's assumptions to pro forma financial statements

                        Corporate Office Properties Trust
            Pro Forma Condensed Consolidating Statement of Operations
               For the Nine Month Period Ended September 30, 1998
                                   (Unaudited)
                  (Dollars in thousands, except per share data)




                                                                                         Constellation
                                                                                          Transaction,
                                                                                           including
                                                                                         Woodlands One
                                                                       Initial Office,   Property and
                                                                       Airport Square    Constellation
                                                        Historical     and Fairfield      Construction
                                                      Consolidated(A)  Properties(B)      Properties (C)
Revenues:
 Base rents                                           $      20,539    $     4,984      $     11,706
 Tenant reimbursements and other                              2,640            220             1,535
                                                      -------------    -----------      ------------
  Total revenues                                             23,179          5,204            13,241
                                                      -------------    -----------      ------------

Expenses:
 Property operating                                           5,001          1,545             5,228
 General and administrative                                   1,055             46                 -
 Interest expense                                             7,424              -                 -
 Depreciation and amortization                                4,038              -                 -
 Reformation costs                                              637              -                 -
                                                      -------------    -----------      ------------
  Total expenses                                             18,155          1,591             5,228
                                                      -------------    -----------      ------------

Equity in income (loss) of management company                    17              -              (293)
                                                      -------------    -----------      ------------

Income (loss) before minority interests                       5,041          3,613             7,720

Minority interests
 Preferred Units                                             (2,559)             -                 -
 Common Units                                                  (713)             -                 -
                                                      -------------    -----------      ------------

Net income (loss)                                             1,769          3,613             7,720

Preferred share distributions                                   (10)             -                 -
                                                      -------------    -----------      ------------

Net income (loss) available to Common Shareholders    $       1,759    $     3,613       $     7,720
                                                      -------------    -----------      ------------
                                                      -------------    -----------      ------------

Net income (loss) per share:  Basic and diluted       $        0.26
                                                      -------------
                                                      -------------

Weighted average number of shares:  Basic                 6,651,533
                                                      -------------
                                                      -------------

Weighted average number of shares:  Diluted               6,737,907
                                                      -------------
                                                      -------------



                                                        Riverwood           Pro Forma     Pro Forma
                                                       Property(D)         Adjustments   Consolidated
Revenues:
 Base rents                                           $       1,451        $      -      $    38,680
 Tenant reimbursements and other                                536             150 (E)        5,081
                                                      -------------        ---------     -----------
  Total revenues                                              1,987             150           43,761
                                                      -------------        ---------     -----------

Expenses:
 Property operating                                             506               -           12,280
 General and administrative                                       -               -            1,101
 Interest expense                                                 -           6,205 (F)       13,629
 Depreciation and amortization                                    -           3,619 (G)        7,657
 Reformation costs                                                -            (637)(H)            -
                                                      -------------        ---------     -----------
  Total expenses                                                506           9,187           34,667
                                                      -------------        ---------     -----------

Equity in income (loss) of management company                     -               -             (276)
                                                      -------------        ---------     -----------

Income (loss) before minority interests                       1,481          (9,037)           8,818

Minority interests
 Preferred Units                                                  -               - (I)       (2,559)
 Common Units                                                     -             (59)(I)         (772)
                                                      -------------        ---------     -----------

Net income (loss)                                             1,481          (9,096)           5,487

Preferred share distributions                                     -            (957)(I)         (967)
                                                      -------------        ---------     -----------

Net income (loss) available to Common Shareholders    $       1,481        $(10,053)     $     4,520
                                                      -------------        ---------     -----------
                                                      -------------        ---------     -----------

Net income (loss) per share:  Basic and diluted                                          $      0.27
                                                                                         -----------
                                                                                         -----------

Weighted average number of shares:  Basic                                                 16,470,962
                                                                                         -----------
                                                                                         -----------

Weighted average number of shares:  Diluted                                               16,557,336
                                                                                         -----------
                                                                                         -----------




   See accompanying notes and management's assumptions to pro forma financial statements

                        CORPORATE OFFICE PROPERTIES TRUST
                      NOTES AND MANAGEMENT'S ASSUMPTIONS TO
                        PRO FORMA CONDENSED CONSOLIDATING
                              FINANCIAL INFORMATION
           (Dollars in thousands, except share and per share amounts)




1.       Basis of Presentation:

Corporate Office Properties Trust (the "Company") is a self-administered Maryland real estate investment trust. As of September 30, 1998, the Company's portfolio included 43 commercial real estate properties leased for office and retail purposes.

These pro forma condensed consolidating financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company, the Initial Office Properties, the Airport Square Properties, the Fairfield Properties, the Riverwood Property, the Constellation
Properties and the Constellation Service Companies. In management's opinion, all adjustments necessary to reflect the effects of the Offering, the acquisitions of the Initial Office Properties, the Airport Square Properties, the Fairfield Properties, the Riverwood Property, the Constellation
Properties, the Constellation Service Companies, the Woodlands One Property, the Constellation Construction Properties and the closing of the TIAA Loan and utilization of the proceeds thereof by the Company have been made.

2.       Adjustments to Pro Forma Condensed Consolidating Balance Sheet:


(A) Reflects the historical consolidated balance sheet of the Company as of September 30, 1998.

(B) Reflects the contribution of the Riverwood Property from an unrelated party in exchange for: (i) issuance of 148,381 Common Units at a value of $10.50 per unit ($1,558) and; (ii) the utilization of loan proceeds from the Revolving Credit Facility of $18,798, including payment of $348 of costs associated with the acquisition.

(C) Reflects the acquisition of the Woodlands One Property from Constellation in exchange for: (i) issuance of 72,509 Preferred Shares at a value equal to a liquidation preference of $25.00 per share ($1,813); (ii) issuance of 517,923 Common Shares at a value of $10.50 per share ($5,438); (iii) assumption of debt aggregating $9,533; and
         (iv) utilization of cash reserves of $1,144, including payment of $328 of costs associated with the acquisition.

(D) Reflects the proceeds of the first disbursement under the TIAA Loan, net of associated costs of $645.

(E) Reflects the application of the net proceeds of the TIAA Loan where debt was retired of: (i) $27,181 assumed in connection with the Constellation Transaction; (ii) $9,533 assumed in connection with the Woodlands One Property and (iii) $38,500 of the balance of the Revolving Credit Facility.

(F) Reflects the acquisition of the Constellation Construction Properties from Constellation in exchange for: (a) the assumption of debt aggregating $2,000; and (b) the utilization of loan proceeds from the Revolving Credit Facility of $5,200.

(G) Reflects the adjustment to minority interests as a result of the transactions in connection with the Constellation Transaction, the Woodlands One Property and the Riverwood Property. After the closings, the Company holds a total of 14,800,557 Common Units or an 84.4% interest in the Operating Partnership.


                          Company    Operating  Partnership   Consolidated
Minority interests
 Common Units              $    -     $ 24,732    15.6%       $ 24,732

Shareholders' equity (1)
 Common Shares                7,303    133,809    84.4%        141,112
                           --------   --------   ------       ---------
                           $  7,303   $158,541   100.0%       $165,844
                           --------   --------   ------       ---------
                           --------   --------   ------       ---------



(1)   Excluding $23,452 related to the Company's Preferred Shares

3.       Adjustments to Pro Forma Condensed Consolidating Statements of
          Operations:

(A)      Reflects the historical consolidated operations of the Company.

(B) Reflects the effects of the combined historical operations of the Initial Office Properties, the Airport Square Properties and the Fairfield Properties which were acquired on October 14, 1997, April 30, 1998 and May 28, 1998, respectively.

For the Year Ended December 31, 1997


                                               Initial Office     Airport Square      Fairfield
                                                 Properties         Properties        Properties
                                                   through           Through           through
                                                  10/13/97           12/31/97          12/31/97        Combined
Revenues
    Base rents                                   $    12,216       $     8,524        $    2,389      $   23,129
    Tenant reimbursements and other                    1,282               295             1,238           2,815
                                                 -----------       -----------        ----------      ----------
              Total revenues                          13,498             8,819             3,627          25,944
                                                 -----------       -----------        ----------      ----------

Expenses
    Property operating                                 2,731             3,367             1,931           8,029
    General and administrative                           174                41                84             299
    Interest expense                                   7,388                 -                 -           7,388
    Depreciation and amortization                      2,580                 -                 -           2,580
                                                 -----------       -----------        ----------      ----------
              Total expenses                          12,873             3,408             2,015          18,296
                                                 -----------       -----------        ----------      ----------

Income (loss) before minority interests          $       625       $     5,411        $    1,612      $    7,648
                                                 -----------       -----------        ----------      ----------
                                                 -----------       -----------        ----------      ----------


For the Nine Month Period Ended September 30, 1998


                                                                                      Fairfield
                                                                  Airport Square      Properties
                                               Initial Office       Properties        Historical
                                                 Properties         Historical         through
                                                 Historical      through 4/29/98       5/27/98         Combined
Revenues
    Base rents                                   $         -       $     3,371        $    1,613      $    4,984
    Tenant reimbursements and other                        -                90               130             220
                                                 -----------       -----------        ----------      ----------
              Total revenues                               -             3,461             1,743           5,204
                                                 -----------       -----------        ----------      ----------
Expenses
    Property operating                                     -             1,073               472           1,545
    General and administrative                             -                 8                38              46
    Interest expense                                       -                 -                 -               -
    Depreciation and amortization                          -                 -                 -               -
                                                 -----------       -----------        ----------      ----------
              Total expenses                               -             1,081               510           1,591
                                                 -----------       -----------        ----------      ----------

Income (loss) before minority interests          $         -       $     2,380        $    1,233      $    3,613
                                                 -----------       -----------        ----------      ----------
                                                 -----------       -----------        ----------      ----------


(C) Reflects the effects of the adjusted combined historical operations of the Constellation Properties and the Constellation Service Companies which were acquired on September 28, 1998. Historical operations for the Woodlands One Property and the Constellation Construction Properties are not reflected as those properties were not operational as of September 30, 1998

For the Year Ended December 31, 1997





                                                                   Constellation
                                                  Constellation      Service        Pro Forma
                                                   Properties       Companies      Constellation
                                                   Historical       Historical      Adjustments       Combined
Revenues
    Base rents                                     $    14,756      $        -      $       -         $  14,756
    Tenant reimbursements and other                      2,308          11,226        (11,226)(i)         2,308
                                                   -----------      ----------      ----------        ---------
              Total revenues                            17,064          11,226        (11,226)           17,064
                                                   -----------      ----------      ----------        ---------

Expenses
    Property operating                                   5,986               -              -             5,986
    General and administrative                             526          10,242        (10,242)(ii)          526
    Interest expense                                         -              18            (18)(iii)           -
    Depreciation and amortization                            -             225           (225)(iv)            -
                                                   -----------      ----------      ----------        ---------
              Total expenses                             6,512          10,485        (10,485)            6,512
                                                   -----------      ----------      ----------        ---------

Equity in income (loss)
  of management company                                      -               -            (80)(v)           (80)
                                                   -----------      ----------      ----------        ---------

Income  (loss) before income taxes
  and minority interests                           $    10,552      $      741      $    (821)        $  10,472
                                                   -----------      ----------      ----------        ---------
                                                   -----------      ----------      ----------        ---------


For the Nine Month Period Ended September 30, 1998



                                                                    Constellation
                                                  Constellation      Service
                                                   Properties       Companies
                                                   Historical       Historical        Pro Forma
                                                     through         through        Constellation
                                                     9/27/98         9/27/98         Adjustments            Combined
Revenues
    Base rents                                     $    11,706      $          -     $         -           $   11,706
    Tenant reimbursements and other                      1,535             9,111         (9,111)(i)             1,535
                                                   -----------      ------------     -----------           ----------
              Total revenues                            13,241             9,111         (9,111)               13,241
                                                   -----------      ------------     -----------           ----------

Expenses
    Property operating                                   5,228                 -               -                5,228
    General and administrative                               -             8,765         (8,765)(ii)                -
    Interest expense                                         -                10            (10)(iii)               -
    Depreciation and amortization                            -               235           (235)(iv)                -
                                                   -----------      ------------     -----------           ----------
              Total expenses                             5,228             9,010         (9,010)                5,228
                                                   -----------      ------------     -----------           ----------

Equity in income (loss) of management company                -                 -           (293)(v)              (293)
                                                   -----------      ------------     -----------           ----------

Income (loss) before income taxes
  and minority interests                           $     8,013      $         101    $     (394)           $    7,720
                                                   -----------      ------------     -----------           ----------
                                                   -----------      ------------     -----------           ----------




                                                                          For the Year          For the Nine
                                                                             Ended              Month Period
                                                                           December 31,             Ended
                                                                              1997            September 30, 1998
                                                                          -------------       ------------------
    (i)    Reflects the reclassification of Constellation Service
           Companies' historical revenue to equity in income of
           management company.                                              $  (11,226)           $  (9,111)
                                                                            -----------           ----------
                                                                            -----------           ----------

    (ii)   Reflects the reclassification of Constellation Service
           Companies' historical operating expenses to equity in
           income of management company.                                    $  (10,242)           $  (8,765)
                                                                            -----------           ----------
                                                                            -----------           ----------

    (iii)  Reflects the reclassification of Constellation Service
           Companies' historical interest expense to equity in
           income of management company                                     $      (18)           $     (10)
                                                                            -----------           ----------
                                                                            -----------           ----------

    (iv)   Reflects the reclassification of Constellation Service
           Companies' historical depreciation and amortization to
           equity in income of management company                           $     (225)           $    (235)
                                                                            -----------           ----------
                                                                            -----------           ----------




                                                                          For the Year          For the Nine
                                                                             Ended              Month Period
                                                                           December 31,             Ended
                                                                              1997            September 30, 1998
                                                                          -------------       ------------------
    (v)    Reflects the net change in equity in income of management
           company as follows:
           - Reclassification of Constellation Service
             Companies' historical income and expenses                        $     741            $      101
           - Elimination of construction contract revenue
             earned by Constellation Service Companies in
             connection with operations that are not expected to
             have a continuing impact on the Company                             (4,122)               (3,084)

           - Elimination of construction contract costs incurred by
             Constellation Service Companies in connection with
             operations that are not expected to have a continuing impact
             on the Company                                                       3,768                 2,997
           - Addition of net overhead costs not included in
             historical costs and expected to have a continuing
             impact on the Company                                                 (122)                (255)
           - Addition of interest expense on indebtedness
             issued by an affiliate of the management company
             to the Company at a rate of 10.0% per annum                           (201)                (150)
           - Depreciation expense on personal property of $583
             over a 5-year useful life                                             (116)                 (87)
           - Adjustment to Constellation Service Companies'
             historical depreciation and amortization                               122                  131
           - To reflect income tax (expense) benefit at an
             assumed rate of 40%                                                     19                  176
           - To reflect minority interest in management company                    (116)                 (82)
           - To reflect adjustment for purchase price of
             management company to pro forma net income over 20
             years                                                                  (53)                 (40)
                                                                              ----------           ----------
                                                                              $     (80)           $    (293)
                                                                              ----------           ----------
                                                                              ----------           ----------


(D) Reflects the effects of the historical operations of the Riverwood Property which was acquired on October 13, 1998.

(E) Reflects interest income on the Company's $2,005 note receivable from an affiliate of the management company at a rate of 10.0% per annum.

(F) Represents net additional pro forma interest expense, as a result of borrowings under the Term Credit Facility, the Revolving Credit Facility, the debt assumed in connection with the Fairfield Properties, the debt assumed in connection with the Constellation Transaction and the TIAA Loan.



                                                                                              For the Nine
                                                                          For the Year        Month Period
                                                                             Ended               Ended
                                                                          December 31,        September 30,
               Adjustment to interest expense, net of                         1997                 1998
             related historical amounts, as a result of:                  --------------      --------------
            ----------------------------------------------
        Term Credit Facility, which debt bears interest at 7.5%
        per annum.                                                           $ (1,511)          $    -

        Revolving Credit Facility, based upon a pro forma balance of
        $12,200, which debt bears interest at LIBOR plus 175 basis
        points, assuming a LIBOR rate of 5.75% per annum.                         914               84

        Revolving Credit Facility based upon a pro forma unused balance of $87,800, which unused balance is subject to
        a fee of 25 basis points per annum.                                       221               99

        Debt assumed in connection with the acquisition of the
        Fairfield Properties, which debt bears interest at a
        rate of 8.29% per annum.                                                  536              219

        Debt assumed in connection with the Constellation Transaction, based upon a pro forma aggregate balance of $30,904, which debt
        bears interest at average effective rate of 7.70% per annum.            2,380            1,745

        Debt assumed in connection with the acquisition of the
        Constellation Construction Properties which debt bears
        interest at a rate of 8.00% per annum.                                    160              120

        TIAA Loan, based upon a pro forma balance of $76,200,
        which debt bears interest at 6.89% per annum.
                                                                                5,250            3,938
                                                                           ----------       -----------
                                                                             $  7,950          $ 6,205
                                                                           ----------       -----------
                                                                           ----------       -----------


(G) Pro forma depreciation expense is reflected assuming an 80% building and 20% land allocation of the purchase price and capitalized costs over a useful life of 40 years. Pro forma amortization expense is reflected assuming pro forma deferred financing fees are amortized over the life of the related loan.



                                                                                              For the Nine
                                                                        For the Year           Month Period
               Adjustment to depreciation and amortization                 Ended                  Ended
               expense, net of related historical amounts,               December 31,          September 30,
                        as a result of:                                     1997                  1998
            ----------------------------------------------               ------------         --------------
         Depreciation expense:
                Initial Office Properties                                    $   548             $     -

                Airport Square Properties                                      1,452                 462

                Fairfield Properties                                             588                 245

                Constellation Transaction, including Woodlands One
                Property                                                       3,293               2,469

                Riverwood Property                                               408                 306

         Amortization of deferred financing fees related to:
                Term Credit Facility in connection with Initial Office
                Properties                                                      (323)                  -

                Revolving Credit Facility                                        209                  87

                Assumed debt in connection with Fairfield Properties              10                   3
                TIAA Loan                                                         61                  47
                                                                             -------             --------
                                                                             $ 6,246             $ 3,619
                                                                             -------             --------
                                                                             -------             --------



(H) Costs relating to termination of the advisory agreement and the reformation of the Company aggregating $1,353 and $637 for the year ended December 31, 1997 and the nine-month period ended September 30, 1998, respectively, have been excluded since such costs are not expected to have a continuing impact on the Company.

(I) Reflects the effects of contribution of the net assets received from the Offering, the Constellation Transaction, including the Woodlands One Property, and the Riverwood Property to the Operating Partnership in exchange for (i) 7,500,000 Common Units as a result of the Offering;
         (ii) 938,075 Preferred 1998 Units and 6,700,557 Common Units as a result of the Constellation Transaction, including the Woodlands One Property; and (iii) 148,381 Common Units as a result of the Riverwood Property.

The following table presents the calculation of the post closing percentage ownership of Common Units in the Operating Partnership (i.e. not including Preferred Units):


                                                     Company                  Others                Total
                                                --------------------    -------------------    -----------------
         Common Units - pre closing                    600,000                 2,581,818             3,181,818
         Offering                                    7,500,000                         -             7,500,000
         Constellation Transaction,
         including Woodlands One Property            6,700,557                         -             6,700,557
         Riverwood Property                                  -                   148,381               148,381
                                                --------------------    -------------------    -----------------
         Common Units - post closing                14,800,557                 2,730,199            17,530,756
                                                --------------------    -------------------    -----------------
                                                --------------------    -------------------    -----------------
         Percentage ownership                             84.4%                     15.6%                100.0%
                                                --------------------    -------------------    -----------------
                                                --------------------    -------------------    -----------------



         Minority interest in income (loss) has been reflected, on a pro forma basis, in accordance with the Operating Partnership Agreement. The holders of Preferred Units are allocated income up to 6.5% (Preferred 1997 Units) or 5.5% (Preferred 1998 Units) of their investment on a pari passu basis with remaining income, if any, or loss allocated between the Company (84.4%) and the remaining partners (15.6%). The adjustments to record the income (loss) effect of the minority interest share of income (loss) in the pro forma statements of operations were computed as follows:



                                                                                            For the Nine
                                                                     For the Year           Month Period
                                                                        Ended                  Ended
                                                                      December 31,         September 30,
                                                                         1997                  1998
                                                                     ------------           -----------
         Income before minority interests                            $     7,234            $    8,818
         Less: income from the retail properties directly
                owned by the Company                                        (368)                 (333)
                                                                     ------------           -----------

         Income before minority interest
                - Operating Partnership                                    6,866                 8,485
         Less: Preferred 1997 Unitholders
                - $52,500 @ 6.5%                                          (3,412)               (2,559)
         Less: Preferred 1998 Unitholders/Shareholders
                - $23,452 @ 5.5%                                          (1,290)                 (967)
                                                                     ------------           -----------

         Remaining Operating Partnership allocation                        2,164                 4,959

         Less: Pro forma minority share
                - Common Units (15.6%)                                      (337)                 (772)
                                                                     ------------           -----------

         Remaining Operating Partnership allocation (84.4%)
                                                                           1,827                 4,187

         Add back: income from retail properties directly
               owned by the Company                                          368                   333
                                                                     ------------           -----------

         Net income allocated to Common Shareholders                 $     2,195            $    4,520
                                                                     ------------           -----------
                                                                     ------------           -----------


                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
  Constellation Real Estate Group, Inc.

     We have audited the accompanying combined statement of revenues and certain expenses of the Constellation Properties as described in Note 1 for the year ended December 31, 1997. This financial statement is the responsibility of the Constellation Properties' management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1, and is not intended to be a complete presentation of the Constellation Properties' revenues and expenses.

     In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenues and certain expenses of the Constellation Properties for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


                                              /s/ Coopers & Lybrand L.L.P.


Baltimore, Maryland
May 8, 1998

                            CONSTELLATION PROPERTIES

               COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
                                 (in thousands)

                                                           For the Period January 1, 1998       For the Year Ended
                                                             Through September 27, 1998         December 31, 1997
                                                             --------------------------         -----------------
                                                                    (Unaudited)
REVENUES
      Base Rents                                                             $11,706                       $14,756
      Recoveries from Tenants                                                  1,444                         2,095
      Other Income                                                                91                           213
                                                                             -------                       -------
                                                                              13,241                        17,064
                                                                             -------                       -------
CERTAIN EXPENSES
      Operating                                                                4,147                         5,071
      Real Estate Taxes                                                          668                           915
      General and Administrative                                                 413                           526
                                                                             -------                       -------
                                                                               5,228                         6,512
                                                                             -------                       -------
REVENUE IN EXCESS OF CERTAIN EXPENSES                                         $8,013                       $10,552
                                                                             -------                       -------
                                                                             -------                       -------


         The accompanying notes are an integral part of this statement.

                            Constellation Properties
           Notes to Combined Statement of Revenue and Certain Expenses
                             (Dollars in thousands)

1.  Organization and Basis of Presentation

Organization
The accompanying combined statement of revenue and certain expenses combines the results of operations of the following 12 properties (the "Constellation Properties") acquired from Constellation Properties, Inc. (CPI) by Corporate Office Properties Trust, Inc. (COPT).

                                Browns Wharf L.P.
                                -----------------
                   1600 Block of Thames Street, Baltimore, MD

                               Cranberry-140 L.P.
                               ------------------
                    405 North Center Street, Westminster, MD

                          Laurel Tower Associates L.P.
                          ----------------------------
                        14502 Greenview Drive, Laurel, MD
                        14504 Greenview Drive, Laurel, MD

                                   NBP-I L.P.
                                   ----------
                   2730 Hercules Road, Annapolis Junction, MD

                                   NBP II L.P.
                                   -----------
              131 National Business Parkway, Annapolis Junction, MD 133 National Business Parkway, Annapolis Junction, MD 141 National Business Parkway, Annapolis Junction, MD

                                St. Barnabus L.P.
                                -----------------
                   6009 and 6011 Oxon Hill Road, Oxon Hill, MD

                        Three Centre Park Associates L.P.
                        ---------------------------------
                      8815 Centre Park Drive, Columbia, MD

                         Constellation Properties, Inc.
                         ------------------------------
                       7609 Energy Parkway, Baltimore, MD

                          Project T/A Tred Avon Square
                          ----------------------------
                         210 Marlboro Avenue, Easton, MD

The Constellation Properties consist of 10 office properties and 2 retail properties.

Tred Avon Square (TA) is a shopping center which has a participating mortgage payable to Tred Lightly, LLC (TL), an entity in which CPI had a controlling interest which was acquired by COPT. Under the terms of the mortgage with TA, TL has virtually the same risks and rewards as those of an owner. Accordingly, TL is presented as if TL owns TA.

Basis of Presentation
The accompanying combined statement has been prepared on the accrual basis of accounting.

                           Constellation Properties
    Notes to Combined Statement of Revenue and Certain Expenses (Continued)
                           (Dollars in thousands)


The statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. The statement is not representative of the actual operations for the periods presented nor indicative of future operations as certain expenses, which are not comparable to the expenses to be incurred in the future operations of the Constellation Properties, have been excluded. Expenses excluded include interest, depreciation, amortization of intangible costs, income taxes, and other costs not directly related to the future operations of the Constellation Properties.

The combined historical statement of revenues and certain expenses and related notes for the period January 1, 1998 through September 27, 1998 are unaudited and reflect, in the opinion of management, all adjustments necessary for a fair presentation of the interim statement.

2.  Summary of Significant Accounting Policies

Use of Estimates in the Preparation of Financial Statements
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of revenues and expenses reported during the period. Actual results could differ from those estimates.

Revenue Recognition
The Properties recognize rental revenue from tenants on a straight-line basis under which contractual rent changes are recognized evenly over the lease term. Tenant recovery income includes payments from tenants for taxes, insurance and other property operating expenses and is recognized as revenues in the same period as the related expenses are incurred by the Constellation Properties.

Geographic Diversity
The Constellation Properties are geographically concentrated in the Baltimore/Washington metropolitan area.

Major Tenants
The United States Government is the sole tenant of an office property. Rental income from this lease represents approximately 22% and 24% of base rent and 54% and 55% of recoveries from tenants in the period ended September 27, 1998 and the year ended December 31, 1997, respectively.

Minority Interest
CPI owned a 75% member interest in Tred Lightly, LLC (TL) which was acquired by COPT. Under the terms of TL's operating agreement, the interest which was owned by CPI was entitled to full allocation of TL's income up until that point in time when CPI recovered its investment in TL plus a 10% compounding preferred return. Since CPI had not recovered its investment and preferred return at September 27, 1998 and December 31, 1997, no income was allocated to minority interest.

                           Constellation Properties
    Notes to Combined Statement of Revenue and Certain Expenses (Continued)
                           (Dollars in thousands)


3.  Leasing Activity

The Constellation Properties are leased to tenants under operating leases with expiration dates ranging from 1998 to 2015. Future contractual minimum rentals under noncancelable tenant leases in effect at December 31, 1997 are as follows:

                  1998                                $ 14,618
                  1999                                  13,970
                  2000                                  13,125
                  2001                                  11,584
                  2002                                   9,870
                  Thereafter                            29,166
                                                      --------
                     Total                            $ 92,333
                                                      --------
                                                      --------

The United States Government is the sole tenant of an office property. The tenant's lease is structured as a 1 year lease commencing in 1993, with 14 consecutive automatic 1 year renewals. The lease also carries a penalty should the tenant not renew for all 14 years. Base rent from this lease is included in future minimum rentals disclosed above.

4.  Related Party Revenue and Expenses

The Constellation Properties were owned by CPI, which is a wholly-owned subsidiary of Constellation Real Estate Group, Inc. (CREG). CREG is a wholly owned subsidiary of Constellation Holdings, Inc., which is wholly-owned by Baltimore Gas and Electric Company (BGE). Constellation Real Estate, Inc., Corporate Realty Management, LLC, Constellation Health Services, Inc., and Constellation Senior Services, Inc. are other affiliates of CREG. The Constellation Properties had transactions with these related parties as follows:

Rental Income
The Constellation Properties earned base rent and tenant recoveries on leases to the following related parties:


                                                       Period Ended               Year Ended
                                                    September 27, 1998        December 31, 1997
                                                    -------------------       -----------------
         Constellation Real Estate, Inc.                 $   289                   $   315
         BGE                                                  36                       242
         Constellation Senior Services, Inc.                  29                        59
         Corporate Realty Management, LLC                     29                         -
         Constellation Health Services, Inc.                   -                         6
                                                         -------                   --------
              Total                                      $   383                   $   622
                                                         -------                   --------
                                                         -------                   --------

                           Constellation Properties
    Notes to Combined Statement of Revenue and Certain Expenses (Continued)
                           (Dollars in thousands)

Property Management
The Constellation Properties incurred property management fees under contracts with Corporate Realty Management, LLC totaling $397 and $518 in the period ended September 27, 1998 and the year ended December 31, 1997, respectively.

General and Administrative
Constellation Real Estate, Inc. charged the Constellation Properties for finance, legal and corporate overhead costs totaling $412 and $526 in the period ended September 27, 1998 and the year ended December 31, 1997, respectively.

Operating Expenses
The Constellation Properties incurred costs with BGE during the period ended September 27, 1998 and the year ended December 31, 1997 totaling $484 and $638, respectively. These costs were primarily for utility services provided to the Constellation Properties.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
  Constellation Real Estate Group, Inc.

     We have audited the accompanying consolidated balance sheets of Constellation Service Companies (as described in Note 1 to the accompanying financial statements) as of December 31, 1997 and 1996, and the related consolidated statements of operations, cash flows and equity for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Constellation Service Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Constellation Service Companies as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.


                                                  /s/ Coopers & Lybrand, L.L.P.


Baltimore, Maryland
May 8, 1998

                         CONSTELLATION SERVICE COMPANIES
                           CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)


                                                                               September 27,               December 31,
                                                                                  1998               1997                1996
                                                                              --------------    --------------      --------------
                                                                               (Unaudited)
                                                         ASSETS
Current assets
    Cash and cash equivalents                                                 $       -           $   4,732           $    5,191
    Accounts receivable                                                             863               1,158                3,622
    Due from affiliates                                                           4,435                   -                    -
    Costs and estimated profit in excess
      of billings on uncompleted contracts                                          442                 449                  215
    Deferred tax asset                                                               72                  86                   17
    Other                                                                           100                 126                  176
                                                                            --------------      --------------       --------------
      Total current assets                                                        5,912               6,551                9,221
                                                                            --------------      --------------       --------------
Property and equipment
    Furniture, fixtures and equipment                                             2,308               1,878                1,514
    Leasehold improvements                                                          132                  81                    -
    Accumulated depreciation                                                     (1,451)             (1,257)              (1,089)
                                                                            --------------      --------------       --------------
      Total property and equipment                                                  989                 702                  425
Goodwill, net of accumulated amortization                                           750                 791                  848
Deferred tax asset                                                                   99                  66                   38
Restricted cash                                                                      50                   -                    -
                                                                            --------------      --------------       --------------
Total assets                                                                  $   7,800           $   8,110           $   10,532
                                                                            --------------      --------------       --------------
                                                                            --------------      --------------       --------------
                                                 LIABILITIES AND EQUITY

Current liabilities
    Current portion of note payable                                           $      40           $      40           $       40
    Accounts payable and accrued expenses                                           383                 241                2,508
    Checks drawn in excess of cash                                                3,929                   -                    -
    Billings in excess of costs and estimated
      profit on uncompleted contracts                                                 1                 140                  238
    Accrued vacation costs                                                          421                 296                  193
    Due to affiliates                                                                 -               4,423                4,925
    Other                                                                            13                  17                   22
                                                                            --------------      --------------       --------------
      Total current liabilities                                                   4,787               5,157                7,926
Note payable, net of current portion                                                 80                  80                  120
Other                                                                                30                   7                    9
                                                                            --------------      --------------       --------------
Total liabilities                                                                 4,897               5,244                8,055
                                                                            --------------      --------------       --------------
Minority interest                                                                   172                 136                  115
                                                                            --------------      --------------       --------------
Commitments and contingencies

Equity
      Divisional equity                                                           2,731               2,730                2,362
                                                                            --------------      --------------       --------------
Total liabilities and equity                                                  $   7,800           $   8,110           $   10,532
                                                                            --------------      --------------       --------------
                                                                            --------------      --------------       --------------

                 See accompanying notes to financial statements.

                         CONSTELLATION SERVICE COMPANIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Dollars in thousands)


                                                                              For the Periods
                                                                    1/1/98 Through        1/1/97 Through
                                                                       9/27/98               9/30/97
                                                                      (Unaudited)           (Unaudited)
                                                                   ----------------      ----------------
Revenues
    Construction, development, marketing, asset
      management and finance fees - related parties                  $     2,118            $      1,856
    Construction, development, marketing, asset
      management and finance fees - other                                    456                      79
    Property management fees - related parties                             1,486                   1,313
    Property management fees - other                                       1,799                   1,437
    Construction contract revenues - related parties                       2,803                     230
    Construction contract revenues - other                                   281                   3,383
                                                                   ----------------      ----------------
      Total revenues                                                       8,943                   8,298
                                                                   ----------------      ----------------
Operating expenses
    Construction contract costs                                            2,997                   3,314
    Salaries and related expenses                                          3,914                   3,028
    Overhead costs - related party                                           632                     653
    Other                                                                  1,457                   1,166
                                                                   ----------------      ----------------
      Total operating expenses                                             9,000                   8,161
                                                                   ----------------      ----------------
Income from operations                                                       (57)                    138

Interest income                                                              135                      69
Other income                                                                  33                      51
Interest expense                                                             (10)                    (12)
                                                                   ----------------      ----------------
Income before income taxes                                                   101                     246
Income tax expense                                                             5                      73
                                                                   ----------------      ----------------
Income before minority interest                                               96                     173
Minority interest                                                             95                      69
                                                                   ----------------      ----------------
Net income (loss)                                                    $         1            $        104
                                                                   ----------------      ----------------
                                                                   ----------------      ----------------


                                                                                For the Year Ended December 31,
                                                                         1997             1996               1995
                                                                   ----------------  ----------------  ----------------
Revenues
    Construction, development, marketing, asset
      management and finance fees - related parties                  $     2,880       $      2,531      $       1,517
    Construction, development, marketing, asset
      management and finance fees - other                                    273                 58                  2
    Property management fees - related parties                             1,845              1,789              1,728
    Property management fees - other                                       1,952              1,348                 93
    Construction contract revenues - related parties                         426                943                294
    Construction contract revenues - other                                 3,696              8,617              3,335
                                                                   ----------------  ----------------  ----------------
      Total revenues                                                      11,072             15,286              6,969
                                                                   ----------------  ----------------  ----------------
Operating expenses
    Construction contract costs                                            3,768              9,159              3,545
    Salaries and related expenses                                          4,412              3,750              2,242
    Overhead costs - related party                                           901                870                615
    Other                                                                  1,386                907                684
                                                                   ----------------  ----------------  ----------------
      Total operating expenses                                            10,467             14,686              7,086
                                                                   ----------------  ----------------  ----------------
Income from operations                                                       605                600               (117)

Interest income                                                              101                 84                 66
Other income                                                                  53                 42                 61
Interest expense                                                             (18)               (22)                (2)
                                                                   ----------------  ----------------  ----------------
Income before income taxes                                                   741                704                  8
Income tax expense                                                           256                251                 14
                                                                   ----------------  ----------------  ----------------
Income before minority interest                                              485                453                 (6)
Minority interest                                                            117                 96                  -
                                                                   ----------------  ----------------  ----------------
Net income (loss)                                                    $       368       $        357      $          (6)
                                                                   ----------------  ----------------  ----------------
                                                                   ----------------  ----------------  ----------------

                 See accompanying notes to financial statements.

                         CONSTELLATION SERVICE COMPANIES
                        CONSOLIDATED STATEMENTS OF EQUITY
                             (Dollars in thousands)

                                                             Contributed        Accumulated
                                                               Equity             Earnings            Total
                                                           --------------      --------------     --------------
Balance, January 1, 1995                                          $1,590               $421              $2,011
Net Loss                                                               -                 (6)                 (6)
                                                           --------------      --------------     --------------
Balance, December 31, 1995                                         1,590                415               2,005
Net Income                                                             -                357                 357
                                                           --------------      --------------     --------------
Balance, December 31, 1996                                         1,590                772               2,362
Net Income                                                             -                368                 368
                                                           --------------      --------------     --------------
Balance, December 31, 1997                                         1,590              1,140               2,730
Net Income                                                             -                  1                   1
                                                           --------------      --------------     --------------
Balance, September 27, 1998 (Unaudited)                           $1,590             $1,141              $2,731
                                                           --------------      --------------     --------------
                                                           --------------      --------------     --------------

                 See accompanying notes to financial statements.

                         CONSTELLATION SERVICE COMPANIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                                                                    For the Periods
                                                                         1/1/98 Through         1/1/97 Through
                                                                             9/27/98                9/30/97
                                                                        ----------------       ----------------
                                                                          (Unaudited)             (Unaudited)

Cash flows from operating activities:
  Net income (loss)                                                      $           1          $          104
  Adjustments to reconcile net income (loss) to
    net cash (used in) provided by operating activities:
      Depreciation and amortization                                                235                     166
      Minority interest expense                                                     95                      69
      Provision for deferred income taxes                                          (19)                    (80)
  Changes in operating assets and liabilities:
      Accounts receivable                                                          295                   1,960
      Accounts payable and accrued expenses                                        267                  (2,254)
      Due to affiliates                                                         (8,858)                 (4,122)
      Uncompleted contract asset                                                     7                     (74)
      Uncompleted contract liability                                              (139)                     36
      Other current assets and liabilities                                          22                    (168)
                                                                        ----------------       ----------------
Net cash (used in) provided by operating activities                             (8,094)                 (4,363)
                                                                        ----------------       ----------------
Cash flows from investing activities:
  Increase in restricted cash                                                      (50)                      -
  Purchases of property and equipment                                             (484)                   (272)
  Acquisition of business, net of cash acquired                                      -                       -
  Other                                                                              3                       -
                                                                        ----------------       ----------------
Net cash used in investing activities                                             (531)                   (272)
                                                                        ----------------       ----------------
Cash flows from financing activities:
  Proceeds from note payable                                                         -                       -
  Note repayments                                                                    -                       -
  Minority interest (distribution) contribution                                    (59)                    (96)
  Other                                                                             23                      (1)
                                                                        ----------------       ----------------
Net cash (used in) provided by financing activities                                (36)                    (97)
                                                                        ----------------       ----------------
Net (decrease) increase in cash and cash equivalents                            (8,661)                 (4,732)
Cash and cash equivalents, beginning of period                                   4,732                   5,191
                                                                        ----------------       ----------------
Cash and cash equivalents, end of period                                 $      (3,929)         $          459
                                                                        ----------------       ----------------
                                                                        ----------------       ----------------
Supplemental data:
Cash paid during the period for:
  Interest                                                               $           -          $            -
  Income Taxes                                                           $          16          $           55



                                                                                 For the Years Ended December 31,
                                                                           1997              1996                1995
                                                                     ----------------   ----------------   ----------------
Cash flows from operating activities:
  Net income (loss)                                                    $        368       $        357       $         (6)
  Adjustments to reconcile net income (loss) to
    net cash (used in) provided by operating activities:
      Depreciation and amortization                                             225                164                 98
      Minority interest expense                                                 117                 96                  -
      Provision for deferred income taxes                                       (97)               (62)                18
  Changes in operating assets and liabilities:
      Accounts receivable                                                     2,464             (1,982)            (1,056)
      Accounts payable and accrued expenses                                  (2,164)             2,182                 99
      Due to affiliates                                                        (502)             6,409                (36)
      Uncompleted contract asset                                               (234)               697               (849)
      Uncompleted contract liability                                            (98)            (1,426)             1,664
      Other current assets and liabilities                                       45               (145)               (23)
                                                                     ----------------   ----------------   ----------------
Net cash (used in) provided by operating activities                             124              6,290                (91)
                                                                     ----------------   ----------------   ----------------
Cash flows from investing activities:
  Increase in restricted cash                                                     -                  -                  -
  Purchases of property and equipment                                          (453)              (317)               (59)
  Acquisition of business, net of cash acquired                                   -               (414)                 -
  Other                                                                           8                  -                  -
                                                                     ----------------   ----------------   ----------------
Net cash used in investing activities                                          (445)              (731)               (59)
                                                                     ----------------   ----------------   ----------------
Cash flows from financing activities:
  Proceeds from note payable                                                      -                200                  -
  Note repayments                                                               (40)               (40)                 -
  Minority interest (distribution) contribution                                 (96)                19                  -
  Other                                                                          (2)                 7                 19
                                                                     ----------------   ----------------   ----------------
Net cash (used in) provided by financing activities                            (138)               186                 19
                                                                     ----------------   ----------------   ----------------
Net (decrease) increase in cash and cash equivalents                           (459)             5,745               (131)
Cash and cash equivalents, beginning of period                                5,191               (554)              (423)
                                                                     ----------------   ----------------   ----------------
Cash and cash equivalents, end of period                               $      4,732       $      5,191       $       (554)
                                                                     ----------------   ----------------   ----------------
                                                                     ----------------   ----------------   ----------------
Supplemental data:
Cash paid during the period for:
  Interest                                                             $         18      $          22         $          2
  Income Taxes                                                         $         88      $           1         $         25


                 See accompanying notes to financial statements.

                         Constellation Service Companies
                   Notes to Consolidated Financial Statements
                             (Dollars in thousands)

1.  Organization and Basis of Presentation

Constellation Service Companies (not a legal entity) (the "Company") is a real estate company engaged in property and asset management and building construction and development services. The Company represents a carve-out of the aforementioned operations of the legal entity, Constellation Real Estate, Inc.
(CRE), and its 75% owned subsidiary, Corporate Realty Management, LLC (CRM).

CRE is a real estate company engaged in property and asset management, building construction and development and land development. CRE is a wholly owned subsidiary of Constellation Real Estate Group, Inc. ("CREG"), which is a wholly owned subsidiary of Constellation Holdings, Inc. (CHI), which is wholly owned by Baltimore Gas and Electric Company (BGE). In April 1996, CRE purchased a 75% member interest in CRM, an entity engaged in real estate property management. On September 28, 1998, Corporate Office Properties Trust, Inc. (COPT) acquired the assets and employees of CRE associated with property and asset management and building construction and development services, as well as CRE's 75% member interest in CRM.

A significant amount of the Company's activity represents services provided to entities owned by CREG. The majority of these services are concentrated in the Baltimore/Washington metropolitan area.

Unaudited Financial Statements
The consolidated financial statements including the note disclosures included herein as of September 27, 1998 and September 30, 1997 and for the periods January 1, 1998 through September 27, 1998 and January 1, 1997 through September 30, 1997 are unaudited; however, in the opinion of management, all adjustments necessary for a fair presentation of the consolidated financial statements for this interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for the full fiscal year.

2.  Summary of Significant Accounting Policies

Principles of Consolidation
The consolidated financial statements include the accounts of CRM and the CRE lines of business acquired by COPT. All material intercompany accounts and transactions have been eliminated.

Use of Estimates in the Preparation of Financial Statements
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         Constellation Service Companies
             Notes to Consolidated Financial Statements (Continued)
                             (Dollars in thousands)


Revenue Recognition
Construction, development, marketing and financing fees predominantly represent fees charged to real estate projects owned by CREG. Most of these fees are recognized as revenue as labor time is incurred. Certain of these fees, however, are recognized upon the occurrence of an event at a real estate project, such as the signing of a tenant lease or the closing of a loan. Property management fees, property management recovery items and asset management fees are recognized as earned.

The Company recognizes construction, development, marketing and financing fees charged to real estate projects owned by CREG at cost.

The Company recognizes construction contract revenues from third parties using the percentage-of-completion method based on contract costs incurred to date compared with total estimated contract costs. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that estimates used will change within the near term. Changes to total estimated contract costs and losses, if any, are recognized in the period they become known. Amounts billed in advance of satisfying revenue recognition criteria are recorded in current liabilities as billings in excess of costs and estimated profit on uncompleted contracts. Costs and estimated profit in excess of amounts billed are recorded in current assets as costs and estimated profit in excess of billings on uncompleted contracts.

Income Taxes
Deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and credit carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when it is probable that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Cash and Cash Equivalents
Cash and cash equivalents include all cash and liquid investments with an initial maturity of three months or less. The carrying amount approximates fair value due to the short maturity of these investments. The Company maintains its cash in bank deposit accounts which may exceed federally insured limits at times. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Property
Property is stated at original cost less accumulated depreciation. Furniture, fixtures and equipment are depreciated on a straight-line basis over the estimated useful lives of the assets, which is generally 3 to 5 years. Leasehold improvements are depreciated over the shorter of the lives of the respective leases or the useful lives of the assets. Depreciation expense totaled $194, $123, $168, $120 and $83 for the periods ended September 27, 1998 and September 30, 1997 and the years ended December 31, 1997, 1996 and 1995, respectively.

                         Constellation Service Companies
             Notes to Consolidated Financial Statements (Continued)
                             (Dollars in thousands)


Goodwill
Goodwill consists of $590 relating to the 1988 acquisition of certain assets and employees and $414 relating to the 1996 acquisition of CRM. The 1988 goodwill is being amortized over 40 years and the 1996 goodwill is being amortized over 10 years. Goodwill is reflected net of accumulated amortization, which totaled $254, $213 and $156 at September 27, 1998 and December 31, 1997 and 1996,
respectively.

Minority Interest
Minority interest represents the minority partner's proportionate share of the equity in CRM. Income is allocated to minority interest based on the minority partner's percentage ownership.

3.  Note Payable

The Company obtained a $200 unsecured note payable to KLNB, Inc. on April 16, 1996. The note matures on December 31, 2000 and bears interest at 8%. The outstanding balance of the note totaled $120, $120 and $160 at September 27, 1998 and December 31, 1997 and 1996, respectively.

Interest expense incurred on the note totaled $7, $10, $13 and $11 during the periods ended September 27, 1998 and September 30, 1997 and the years ended December 31, 1997 and 1996, respectively. Debt maturities of the note outstanding at December 31, 1997 are as follows:

                  1998                                  $  40
                  1999                                     40
                  2000                                     40
                                                         ----
                                                        $ 120
                                                         ----
                                                         ----

4.  Leases

The Company had several operating leases in place during the reporting periods, most of which are for office space. Rent expense totaled $236, $282, $451, $308 and $219 during the periods ended September 27, 1998 and September 30, 1997 and the years ended December 31, 1997, 1996 and 1995, respectively.

Future minimum lease payments for non-cancelable operating leases at December 31, 1997 are as follows:

                  1998                                  $  429
                  1999                                     382
                  2000                                     372
                  2001                                     267
                                                         -----
                   Total                                $1,450
                                                         -----
                                                         -----

                         Constellation Service Companies
             Notes to Consolidated Financial Statements (Continued)
                             (Dollars in thousands)


5.  Related Party Transactions

The Company provided construction, development, marketing, asset management and finance services to entities owned by CREG. Fees earned from these services totaled $2,097, $1,856, $2,686, $2,531 and $1,517 during the periods ended
September 27, 1998 and September 30, 1997 and the years ended December 31, 1997, 1996 and 1995, respectively. The Company also earned marketing fees from a CREG affiliate totaling $21 and $194 during the period ended September 27, 1998 and the year ended December 31, 1997, respectively.

The Company provided property management services to entities owned by CREG. Fees earned from these services were computed predominantly based on a fixed percentage of property income collections ranging from 3.5% to 5% and totaled $1,055, $835, $1,272, $1,197 and $1,157 during the periods ended September 27,
1998 and September 30, 1997 and the years ended December 31, 1997, 1996 and 1995, respectively. The Company also earned property management fees from BGE totaling $431, $478, $573, $592 and $571 during the periods ended September 27, 1998 and September 30, 1997 and the years ended December 31, 1997, 1996 and 1995, respectively. Fees were computed on the BGE management contracts based on a rate per square foot, subject to increases and decreases for the Company's performance in managing operating cost levels for individual projects.

The Company performed work under construction contracts with BGE, CHI and certain entities owned by CREG. Construction contract revenue recognized on contracts with BGE totaled $200, $200, $932 and $294 during the period ended September 30, 1997 and the years ended December 31, 1997, 1996 and 1995, respectively. Construction contract revenue recognized on contracts with CHI totaled $2,797 and $178 during the period ended September 27, 1998 and the year ended December 31, 1997, respectively. Construction contract revenue recognized on contracts with entities owned by CREG totaled $6, $30, $48 and $11 during the periods ended September 27, 1998 and September 30, 1997 and the years ended December 31, 1997 and 1996, respectively.

CREG allocates certain overhead costs to all of its subsidiaries. Overhead costs allocated from CREG to the Company totaled $632, $653, $901, $870 and $615 during the periods ended September 27, 1998 and September 30, 1997 and the years ended December 31, 1997, 1996 and 1995, respectively.

The Company provides administrative, financial and legal support services to certain entities owned by CREG. During the periods ended September 27, 1998 and September 30, 1997 and the years ended December 31, 1997 and 1996, the Company received expense reimbursements for these services totaling $184, $125, $318 and $64, respectively.

The Company leased office space from entities owned by CREG. Expenses incurred under these leases totaled $190, $128, $301, $240 and $219 during the periods ended September 27, 1998 and September 30, 1997 and the years ended December 31, 1997, 1996 and 1995, respectively.

                         Constellation Service Companies
             Notes to Consolidated Financial Statements (Continued)
                             (Dollars in thousands)


The Company also incurred other costs for various services provided by BGE and CHI, including electrical service, payroll processing, and computer training.

The Company had amounts due from affiliates at September 27, 1998 of $4,435. The Company had amounts due to affiliates at December 31, 1997 and 1996 of $4,423 and $4,925, respectively. These amounts represent primarily advances to or from the Company resulting from its participation in a centralized cash account used by entities owned by CREG. The Company's payables to affiliates are noninterest bearing and due on demand.

6.  Pension and Other Post-Employment Benefits

Certain employees of the Company participate in the BGE noncontributory defined benefit pension plan (the "plan"). BGE's policy is to fund annually the cost of the Plan as determined under the projected unit credit cost method. BGE charged the Company $63, $49, $64 and $80 during the periods ended September 27, 1998 and September 30, 1997 and the years ended December 31, 1997 and 1996, respectively. Certain key executives also are participants in BGE's supplemental pension plans, which provide enhanced retirement, disability and survivor benefits. Benefits under all of these plans are generally based on age, years of service and compensation levels. Prior service cost associated with retroactive plan amendments is amortized on a straight-line basis over the average remaining service period of active employees. Plan assets at December 31, 1997 consisted primarily of marketable equity and fixed income securities and group annuity contracts.

                         Constellation Service Companies
             Notes to Consolidated Financial Statements (Continued)
                             (Dollars in thousands)


Pension plan valuations are only available for CHI. The following table sets forth CHI's combined funded status of the plans and the composition of total pension cost:

                                                                 December 31,
                                                            ---------------------
                                                             1997           1996
                                                            ------         ------
   Vested benefit obligation                                $5,104        $4,296
   Nonvested benefit obligation                                291           111
                                                            ------         ------
   Accumulated benefit obligation                            5,395         4,407
   Projected benefits related to increase
      in future compensation levels                          2,096           769
                                                            ------         ------
   Projected benefit obligation                              7,491         5,176
   Plan assets at fair value                                (5,871)       (3,535)
                                                            ------         ------
   Projected benefit obligation less
      plan assets                                            1,620         1,641
   Unrecognized prior service cost                            (446)         (290)
   Unrecognized net gain                                     1,091          934
   Unamortized net liability from adoption
      of FASB Statement No. 87                                (168)         (443)
                                                            ------         ------
   Accrued Pension Liability                                $2,097        $1,842
                                                            ------         ------
                                                            ------         ------

                                                          1997           1996         1995
                                                         ------         ------       ------
Components of net pension cost
   Service cost-benefits earned
     during the period                                  $  296          $  321       $  188
   Interest cost on projected benefit
     obligation                                          1,149           1,179          509
   Actual return on plan assets                           (468)           (207)        (542)
   Net amortization and deferral                          (315)           (481)         552
                                                        -------         -------      -------
     Total net pension cost                             $  662          $  812       $  707
                                                        -------         -------      -------
                                                        -------         -------      -------

Other Postemployment Benefits
In addition to providing pension benefits, the Company provides certain health care and life insurance benefits for retired employees. The Company also provides certain pay continuation payments to employees who are determined to be disabled under the Company's Long-Term Disability Plan. The Company did not recognize any liability at September 27, 1998 and December 31, 1997 and 1996 since there were no employees determined to be disabled.

                         Constellation Service Companies
             Notes to Consolidated Financial Statements (Continued)
                             (Dollars in thousands)


7.  Income Taxes

Income tax expense (benefit) consists of the following:

                              Period Ended                    Year Ended December 31,
                        9/27/98        9/30/97            1997         1996         1995
                        -------        -------          -------       -------      -------
 Federal
    Current             $    20         $  126          $   290       $   258      ($    3)
    Deferred                (16)           (66)             (80)          (51)          15
                        -------        -------          -------       -------      -------
                              4             60              210           207           12
                        -------        -------          -------       -------      -------
State
    Current             $     4             27               63            55           (1)
    Deferred                 (3)           (14)             (17)          (11)           3
                        -------        -------          -------       -------      -------
                              1             13               46            44            2
                        -------        -------          -------       -------      -------
                       $      5         $   73           $  256       $   251        $  14
                        -------        -------          -------       -------      -------
                        -------        -------          -------       -------      -------

The following is a reconciliation, stated as a percentage of pre-tax income, of the U.S. statutory federal income tax rate to the Company's effective tax rate on income from operations:


                                             Period Ended                     Year Ended December 31,
                                        9/27/98      9/30/97           1997           1996           1995
                                        -------      -------          -------       -------         -------
Federal Statutory Rate                   35.0%        35.0%            35.0%          35.0%          35.0%
Permanent Differences,
  Including Goodwill and
  Meals and Entertainment                43.8          1.7              1.6            1.7          135.5
State Taxes, Net of
   Federal Benefit                        4.5          4.5              4.5            4.5            4.5
                                        -------      -------          -------       -------         -------
Effective Tax Rate                       83.3%        41.2%            41.1%          41.2%         175.0%
                                        -------      -------          -------       -------         -------
                                        -------      -------          -------       -------         -------


Deferred income taxes consist of the following:


                                                  Period Ended
                                                  September 27,         Year Ended December 31,
                                                      1998                1997           1996
                                                  -------------         --------        -------
Bonus and Deferred
   Compensation                                   $    198              $  174          $   63
Depreciation                                           (27)                (22)             (8)
                                                  -------------         --------        -------

Net Deferred Asset                                $    171              $  152          $   55
                                                  -------------         --------        -------
                                                  -------------         --------        -------


                         Constellation Service Companies
             Notes to Consolidated Financial Statements (Continued)
                             (Dollars in thousands)


8.  Commitments and Contingencies

Legal
The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. Management believes that the final outcome of such matters will not have a material effect on the financial position, results of operations or liquidity of the Company.